EXHIBIT 99.1

Contact:

Sara Buda

Lionbridge Technologies

(781) 434-6190

sara_buda@lionbridge.com

LIONBRIDGE REPORTS FIRST QUARTER RESULTS

Delivers 9% Sequential Revenue Growth; Ramp up Costs from New Large Customer

Programs and Pricing Pressure from Select Technology Accounts Dampen Earnings

WALTHAM, Mass. – April 18, 2005 — Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the quarter ended March 31, 2005. Financial and business highlights for the quarter include:

•	Revenue of $38.8 million, a sequential increase of 9% compared to revenue of $35.6 million for the fourth quarter of 2004.

•	GAAP net loss of $217,000, or $0.00 per share based on 47.0 million weighted average fully diluted common shares outstanding. This includes expenses of $449,000 related to restructuring of certain US and European operations.

•	Adjusted net income of $232,000, or approximately $0.00 per share, which excludes restructuring expenses.

•	During the quarter, the Company secured several new, large-scale client programs including a new, three-year program with a large pharmaceutical company. Lionbridge estimates that relationship will generate between $11.0 and $13.0 million in revenue through 2008. Lionbridge also expanded its relationship with a large software company, a program that Lionbridge now estimates will generate approximately $8.0 million in revenue through early 2006, which is more than double the initial program estimate.

•	Lionbridge also added a new solution center in Chennai, India. The Company is hiring 200 developers, test engineers, and project managers in Chennai by the end of the second quarter to meet demand from several additional client programs. This solution center is in addition to the Company’s Mumbai, India operation which includes approximately 1,000 professionals.

“Revenue continues to strengthen on plan. Growth from newer client programs drove approximately $4 million in revenue for the quarter, which offset some year-on-year softness from our large accounts,” said Rory Cowan, CEO, Lionbridge. “Margins for the quarter were negatively impacted by short-term ramp up costs associated with new, large-scale client programs, combined with some unanticipated pricing pressure from a few large technology accounts. We are deploying our new language technology platform and expanding our offshore capacity. We believe these actions can drive margin and earnings growth in the remainder of the year.”

The Company also provided an overview of its expectations for the second quarter. Revenue is expected to be between $42.0 and $44.0 million for the quarter. Lionbridge expects to implement a new restructuring plan related to additional downsizing of certain US and European operations. The Company expects adjusted net income of between $1.5 and $4.0 million for the second quarter, excluding restructuring expenses.

“Our pipeline continues to look strong. Our India expansion is enabling us to secure new client programs and reduce costs. We are taking action to drive enhanced performance in the coming months. All of these activities point to a solid second quarter and a strong second half of 2005,” added Cowan.

The adjusted net income amounts for the first quarter are not determined in accordance with GAAP. Lionbridge management uses this non-GAAP measure in its analysis of the Company’s performance solely to provide information in a manner that management believes is most useful to investors - in this case, to highlight the exclusion of expenses that are unusual in nature.

The Company will host a conference call today at 4:30 pm ET regarding the content of this release as well as the Company’s overall outlook going forward. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/Apr18/ . A replay will be available at this location for a week.

About Lionbridge

Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and testing services. Lionbridge combines global onshore, near shore and offshore resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle - from development to globalization, testing and maintenance. Global organizations in all industries rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains 21 solution centers in 9 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to new and expanded client programs, costs associated with new client programs, pricing pressure, customer demand, growth, the impact of restructuring activities, anticipated cost efficiencies, the expansion of off-shore capabilities and the impact of such expansion on margins and cost efficiencies, the strength of the pipeline; and financial and operating performance for the current fiscal quarter and year, as well as subsequent periods. Those forward-looking statements are neither promises nor guarantees, but are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that might cause such a difference include the success of Lionbridge’s continued diversification of its customer base; pricing pressure from customers; the termination of customer contracts prior to the end of their term; ability to convert pipeline; Lionbridge’s dependence on clients’ product releases to generate revenues, in particular with respect to technology clients; the loss of a major client or customer; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; the impact of foreign currency fluctuations on its operating results and revenue growth; risks associated with management of growth; market acceptance of new service offerings; the failure to keep pace with the rapidly changing requirements of its clients; benefits realized from the new Lionbridge India solution center; the ability to recognize benefits from our new language technology deployment; the ability to implement and realize cost efficiencies, the ability to recognize the benefits from offshore production capabilities and restructuring activities, and the timing and size of such restructuring activities; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its solutions or services; political, economic and business fluctuations in international markets; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition and competitive pricing pressures; and Lionbridge’s ability to forecast revenue and operating results; and those risks discussed in Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2005. The statements in this release are made as of the date of this release only, and Lionbridge disclaims any obligation to update the forward looking statements contained in this release in the event circumstances change or otherwise.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenue	$38,820	$39,865
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	26,035	24,571
Sales and marketing	3,813	3,584
General and administrative	7,715	8,150
Research and development	144	125
Depreciation and amortization	659	865
Amortization of acquisition-related intangible assets	9	99
Merger, restructuring and other charges	449	1,613
Stock-based compensation	316	119

Total operating expenses	39,140	39,126

Income (loss) from operations	(320)	739

Interest income	180	85
Other expense, net	62	38

Income (loss) before income taxes	(202)	786
Provision for income taxes	15	93

Net income (loss)	$(217)	$693

Net income per share of common stock:
Basic	$0.00	$0.01
Diluted	0.00	0.01

Weighted average number of common shares outstanding:
Basic	46,950	46,365
Diluted	46,950	48,714

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Amounts in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$25,293	$38,450
Short-term investments	11,000	4,000
Restricted cash	89	114
Accounts receivable, net of allowances of $421 and $364 at March 31, 2005 and December 31, 2004 respectively	24,352	21,065
Work in process	10,935	9,199
Other current assets	2,454	1,889

Total current assets	74,123	74,717

Property and equipment, net	2,983	2,685
Goodwill	34,916	34,916
Other intangible assets, net	55	64
Other assets	1,100	1,006

Total assets	$113,177	$113,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,323	6,322
Accrued expenses and other current liabilities	14,400	15,171
Deferred revenue	3,047	3,263

Total current liabilities	24,770	24,756

Other long-term liabilities	1,090	1,166

Total stockholders’ equity	87,317	87,466

Total liabilities and stockholders’ equity	$113,177	$113,388